                                    EXHIBIT G

                      Information with Respect to Executive
                    Officers and Directors of the Undersigned
                    -----------------------------------------

       The following sets forth as to each of the executive officers and directors of the undersigned: his name; his business address; and his present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted. Unless otherwise specified, the principal employer of each officer is Agway, AFC, or AHI, the business address of each of which is c/o Agway Inc., P.O. Box 4933, Syracuse, New York 13221-4933 (tel. 315-449-6436) and each such individual identified below is a citizen of the United States. The principal occupation of all directors of Agway is full-time farming. To the knowledge of the Reporting Persons, during the last five years, no such person has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), and no such person was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which he was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities law or finding any violation with respect to such laws except as reported in Item 2(d) of this
Schedule 13D.

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
                                                   Agway Inc. Officers
                                                   -------------------
                                                                                                           Shares
                                                                                                        Beneficially
        Name                             Present Principal Occupation                                      Owned
----------------------        ----------------------------------------------------                      ------------
Donald P. Cardarelli          President and Chief Executive Officer                                          0
Daniel J. Edinger             President, Telmark LLC                                                         0
John F. Feeney                Corporate Controller                                                           0
Robert A. Fischer, Jr.        President, Agriculture and Retail Group                                        0
Christopher W. Fox            Vice President, Deputy General Counsel and Secretary                           0
David M. Hayes                Senior Vice President and General Counsel                                      0
Stephen H. Hoefer             Senior Vice President, Public Affairs                                          0
Michael R. Hopsicker          President, Agway Energy Products LLC                                           0
Karen A. Ohliger              Treasurer                                                                      0
Dennis J. LaHood              President, Country Products Group                                            37,083
Peter J. O'Neill              Senior Vice President, Finance & Control                                     18,000
William L. Parker             Vice President and Chief Information Officer                                   0
Michael P. Spyker             Vice President, Membership                                                     0
Gerald R. Seeber              Senior Vice President, Administrative Services and President,                  0
                              Agway Insurance Group
G. Leslie Smith               Vice President and Chief Investment Officer                                    0

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
                                             Agway Inc. Board of Directors
                                             -----------------------------
                                                                                                            Shares
                                                                                                         Beneficially
     Name                      Business Name                  Business Address                              Owned
------------------           ------------------               -------------------                        ------------
Keith H. Carlise             Carlisle Bros., Inc.             RD 1, Box 72A                                 4,000
                                                              Rt. 36
                                                              Greenwood, DE 19950

D. Gilbert Couser            Shawangunk View Farm             426 Drexel Dr.                                  0
                                                              Pine Bush, NY 12566

Andrew J. Gilbert            Adon Farms                       Box 517                                       1,000
                                                              State Highway 72
                                                              Potsdam, NY 13676

Robert L. Marshman           Marshman Farms                   RD 3, Box 116 (E. River Rd.)                    0
                                                              Oxford, NY 13830

Jeffrey B. Martin            Martin Farms                     RD #4, Ridge Road                             1,000
                                                              Cazenovia, NY 13035

Samuel F. Minor              The Spring House                 1531 Rt. 136                                  1,000
                                                              Spring House
                                                              Washington, PA  15301

Richard H. Skellie           Richland Farms                   650 Skellie Road                                0
                                                              Salem, NY 12865

Carl D. Smith                Hillacre Farms                   RD 1, Box 1335                               15,000
                                                              Smith Road
                                                              Corinna, ME 04928

Thomas E. Smith              Lazy Acres Dairy                 180 Osborn Rd.                                  0
                                                              Greenville, PA 16125

Gary K. Van Slyke            Van Slyke's Dairy Farm           5633 Griffith Road                              0
                                                              Portageville, NY 14536

Joel L. Wenger               Weng-Lea Farms                   8988 Hades Church Rd.                           300
                                                              Greencastle, PA 17225

Edwin C. Whitehead           White Ayr Farms                  71 Popple Swamp Rd.                           3,000
                                                              Washington Depot, CT  06794

Dennis C. Wolff              Pen-Col                          1048 State Route 254                            0
                                                              Millville, PA  17846-9669

William W. Young             Will-O-Crest Farm                800 County Rd. 27                             1,987
                                                              Clifton Springs, NY 14432


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
                           Agway Financial Corporation
                         Board of Directors and Officers
                         -------------------------------


      Name                                  Present Title                            Shares Beneficially Owned
--------------------                    -------------------------                    -------------------------
Donald P. Cardarelli                    Chairman of the Board,                                    0
                                        President, & Director

Peter J. O'Neill                        Vice President & Director                              18,000

Christopher W. Fox                      Director                                                  0

Karen A. Ohliger                        Treasurer                                                 0


                               Agway Holdings Inc.
                          Board of Directors & Officers
                          -----------------------------


       Name                                Present Title                             Shares Beneficially Owned
--------------------                    ---------------------                        -------------------------
Donald P. Cardarelli                    Chairman of the Board,                                    0
                                        President, & Director

Peter J. O'Neill                        Vice President & Director                              18,000

Dennis J. LaHood                        Vice President                                         37,083

Christopher W. Fox                      Director                                                  0

Karen A. Ohliger                        Treasurer                                                 0

